BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2017

HONOLULU, HAWAII, May 10, 2017 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported a net loss of $615,000 ($0.07 per share) and net earnings of $1,026,000, $0.12 per share, for the three and six months ended March 31, 2017, respectively, as compared to net losses of $1,608,000 ($0.19 per share) and $3,017,000 ($0.36 per share) for the three and six months ended March 31, 2016, respectively.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, "The loss for the quarter ended March 31, 2017 decreased significantly as compared to last year's three months ended March 31, 2016 as the Company's oil and natural gas operations experienced significantly higher prices.  Natural gas and oil prices increased 141% and 96%, respectively, for the quarter ended March 31, 2017 as compared to the quarter ended March 31, 2016.  Additionally, our oil production increased 14% for the quarter as compared to last year's second quarter due to several successful well restarts, and our contract drilling operation also performed better in the current year's period.
"We are pleased to report that all three of the Company's segments reported operating profits for the six months ended March 31, 2017.  The significant improvement in the Company's results for the six months ended March 31, 2017 as compared to the six months ended March 31, 2016, from a $3,017,000 loss to net earnings of $1,026,000, was due to our investment in the Kukio Resort land development partnerships.  The success of the Kukio Resort land development partnerships resulted in a $1,740,000 increase in equity in income from affiliates as compared to the same period last year, and during the six months ended March 31, 2017, the Company received a percentage of sales payment of $1,678,000 and $2,816,000 in distributions from the Kukio Resort land development partnerships while in the year earlier six months ended March 31, 2016 the Company received percentage of sales payments of $480,000 and no distributions.
"We are also pleased to announce that Barnwell commenced its next quarter with good news as in May we closed on the sale of the Company's New York office for approximately $2,370,000, net of costs which resulted in a gain of approximately $540,000 which will be recognized in our third quarter ended June 30, 2017."
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements.  Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2017	2016	2017	2016

Revenues	$3,029,000	$1,568,000	$7,319,000	$3,442,000

Net (loss) earnings attributable to Barnwell Industries, Inc.	$(615,000)	$(1,608,000)	$1,026,000	$(3,017,000)

Net (loss) earnings per
share – basic and diluted	$(0.07)	$(0.19)	$0.12	$(0.36)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160